Exhibit 99.1

News Release

Ritchie Bros. to acquire Euro Auctions and expand its reach in EMEA region

Working together to provide customers more equipment, solutions, and services for their businesses

VANCOUVER, B.C. (August 08, 2021) – Ritchie Bros., a leading global asset management, disposition, and services company; and Europe’s leading plant and machinery auction house, Euro Auctions, have jointly announced that they have entered into an agreement under which Ritchie Bros. will acquire Euro Auctions group for an enterprise value of £775 million (approximately US$1.08 billion).

Founded in 1998, Euro Auctions conducts unreserved heavy equipment auctions with onsite and online bidding under the brands Euro Auctions and Yoder & Frey, with 200+ employees in 14 countries. In 2020 the company conducted 60 auctions, selling close to 90,000 items for £484+ million across its nine locations in the United Kingdom, Northern Ireland, Germany, Spain, the United Arab Emirates, Australia, and the United States. Similar to Ritchie Bros., Euro Auctions also sells items through a timed auction format and a daily marketplace with Buy Now and Make Offer options.

“Ritchie Bros. and Euro Auctions are an ideal fit with a united goal to make asset insights, service offerings and disposition solutions easier than ever,” said Ann Fandozzi, Ritchie Bros. CEO. “Euro Auctions has an incredibly talented team, with expertise in asset sourcing, auction operations, sales, and customer service. Their ‘can do’ attitude and entrepreneurial spirit combined with technology has helped them adapt and grow, in much the same way as we have. This acquisition significantly accelerates our strategy to drive revenue and earnings growth and add shareholder value by continuing to expand our capabilities in new channels, sectors, regions, and customer segments.”

Euro Auctions Founder and Director Derek Keys added, “Dave Ritchie and his brothers were a big inspiration for my brothers and I in the creation of Euro Auctions. We modeled much of what we do off Dave’s customer-centric philosophy, which still runs through Ritchie Bros. today. Bringing us together will drive value for customers, as we provide more equipment, solutions, and services to the many industries and regions in which we operate.”

Ritchie Bros. will be retaining Euro Auctions employees and its brand, both of which are highly regarded in the EMEA region. This will expand Ritchie Bros.’ overall footprint and access to equipment, while also tapping into new revenue streams with service offerings to Euro Auctions customers, including inventory management services, data solutions, financing, warranty, insurance, inspections, refurbishing, shipping, and more.

Strategic Rationale for the Acquisition:

•	Accelerates our Journey – This acquisition will accelerate our journey, strengthen our strategic pillars and further establishes Ritchie Bros. as the trusted global marketplace for insights, service, and transaction solutions for commercial assets. Euro Auctions is an ideal and complementary brand to expand Ritchie Bros.’ global footprint. This combination will bring unprecedented and diversified choice to customers around the world, facilitating better price discovery and more equipment selection. Euro Auctions has considerable presence across Europe and the Middle East, particularly in the U.K. and Germany and will serve as a platform to accelerate international growth.

•	Accelerates Inventory Management System Adoption – Ritchie Bros. suite of tools and digital services will unlock value for Euro Auctions customers post acquisition, providing a more robust offering for customers. Tools and services include a free business inventory management system from RB Asset Solutions, data analytics tools like Market Trends and RB Asset Valuator, financing from Ritchie Bros. Financial Services, as well as shipping, insurance, warranties, refurb, and inspection services.

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•	Global Platform for At-Risk – The combined entity will be able to leverage industry best practices and decades of equipment expertise, while providing access to more capital to quickly offer robust at-risk consignment options for customers globally, regardless of transaction size.

Transaction Terms

Under the terms of the transaction, Ritchie Bros. will acquire 100% of the equity of the companies comprised within the Euro Auctions group for an enterprise value of £775 million (approximately US$1.08 billion) in cash. This represents an implied multiple of ~15.3x 2021E EBITDA (non-GAAP measure), including run rate synergies. Ritchie Bros. intends to finance the transaction through a combination of cash on hand and new debt; and has bridge financing commitments from Goldman Sachs Bank USA subject to customary terms and conditions to facilitate the transaction close. Following the close of the transaction and the required financing, Ritchie Bros. is expected to have an adjusted net debt to adjusted EBITDA ratio (non-GAAP measure) of approximately 3.9x.

Ritchie Bros. has secured employment arrangements with key management of the Euro Auctions business, including Derek Keys, who will continue to be involved for a minimum of three years post-closing. It is intended that Jonnie Keys will assume a senior leadership position, and Lynden and Trevor Keys will be retained as sourcing leads.

The transaction was approved by the Board of Directors of Ritchie Bros. and is expected to close in late 2021 or early 2022, subject to regulatory clearances and the satisfaction of other customary closing conditions.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Ritchie Bros., Norton Rose Fulbright LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors, and KPMG LLP is serving as accounting, tax and IT advisor. Jefferies International Limited is serving as financial advisor to the vendors of Euro Auctions, and A&L Goodbody LLP as legal advisor.

Investor Conference Call and Webcast

Ritchie Bros. will host a conference call to discuss the announcement tomorrow, August 9, 2021, at 5:30 am Pacific time / 8:30 am Eastern time / 1:30 pm BST. A replay will be available shortly after the call.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

Analysts and institutional investors may participate via conference call, using the following dial-in information:

1-888-664-6392 (toll-free North America)

1-416-764-8659 (Toronto & overseas long-distance)

Please quote conference ID 70459112 if prompted.

Media and other interested parties may listen to the conference call via webcast, at https://investor.ritchiebros.com.

Please note that there will be presentation slides accompanying the call. The slides will be displayed live on the webcast, and will be available to download via the webcast player or at https://investor.ritchiebros.com/events-and-presentations.

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, "forward-looking statements"), including, in particular, statements regarding the ability of Ritchie Bros. to satisfy the conditions in the Euro Auctions acquisition agreement and financing commitment and consummate the transactions on the anticipated timeline, or at all, the U.S. dollar cost of the purchase price which the agreement states in British pounds, the benefits and synergies of the Euro Auctions transaction, future opportunities for the combined businesses of Ritchie Bros. and Euro Auctions, future financial and operational results, personnel matters and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as "expect", "plan, "anticipate", "project", "target", "potential", "schedule", "forecast", "budget", "estimate", "intend" or "believe" and similar expressions or their negative connotations, or statements that events or conditions "will", "would", "may", "could", "should" or "might" occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.' control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros. and Euro Auctions operate; obtaining regulatory approvals in connection with the Euro Auctions transaction; each of Ritchie Bros.' and Euro Auctions' ability to satisfy the conditions in the acquisition agreement and financing commitment and consummate the transactions on the anticipated timetable, or at all; Ritchie Bros.' ability to successfully integrate Euro Auctions' operations and employees with Ritchie Bros.' existing business; the ability to realize anticipated growth, synergies and cost savings in the Euro Auctions transaction; the maintenance of important business relationships; the effects of the Euro Auctions transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; currency fluctuations; as well as the risks and uncertainties set forth in Ritchie Bros.' Annual Report on Form 10-K for the year ended December 31, 2020, and Ritchie Bros.’ Form 10-Q for the quarter ended June 30, 2021, each of which are available on the SEC, SEDAR, and Ritchie Bros.' websites. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.' forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

Forward-looking Non-GAAP Financial Measures

This release includes certain forward-looking non-GAAP financial measures, including EBITDA and adjusted net debt/adjusted EBITDA. We are unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures because management cannot reliably predict all of the necessary components of such measures without unreasonable efforts. Accordingly, investors are cautioned not to place undue reliance on these measures.

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For more information, please contact:

Ian Malinski

Media Relations Manager

+1.778.331.5432

CorpComm@rbauction.com

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com

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